Exhibit 23.2 Consent of Madsen & Associated CPA’s Inc.

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1A (Amendment No. 1), of our report dated September 15, 2011, relating to the audited financial statements of Recursos Montana S.A., and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" appearing in the Prospectus.

/s/ Madsen & Associates CPA's Inc.
Murray, Utah
July 27, 2012